STATE OF FLORIDA

                              SEAL

                         IN GOD WE TRUST

                        DEPARTMENT OF STATE


I certify the records of this office that MED GEN INC. is a Nevada corporation authorized to transact business in the State of Florida, qualified on November 14, 1996.

The document number of this corporation is F96000005967.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1999, that its most recent annual report was filed on May 27, 1999, and its status is active.

I further certify that said corporation has not filed a Certificate of Withdrawal.






                                       Given under my hand and the
                                       Great Seal of the State of
                                       Florida at Tallahassee, the
                                       Capitol, this the Fourteenth
GREAT SEAL OF THE                      day of June, 1999
STATE OF FLORIDA

IN GOD WE TRUST                            /s/ Katherine Harris
                                             Katherine Harris
 CR2E022 (1-99)                              Secretary of State